EXHIBIT 10.22

                                 LEASE AGREEMENT

      THIS AGREEMENT made and entered into this 1st day of April, 1986 by K and P Warehouse #1, Grand Rapids, Michigan, 49508, hereinafter called "Lessor", and Quality Trane Heating and Cooling, Inc., Grand Rapids, Michigan, 49508, hereinafter called "Lessee".

                               W I T N E S S E T H

      The Lessor, in consideration of Lessee's Covenants and agreements herein contained, has demised and leased, and by these presents does demise and lease unto Lessee, premises located in 3395 Kraft Avenue, Kent County, State of Michigan.

      The Parties hereto further mutually covenant and agree as follows:

      1.1 RENTAL Lessee covenants and agrees to pay to Lessor as rental for said premises during the original one (1) year term hereof an agreed rental of One Hundred Ninety Two Thousand and 00/100 Dollars ($192,000.00), payable in equal monthly installments of Sixteen Thousand and 00/100 Dollars ($16,000,00) in advance, payable on the first day of each month during the term hereof.

      1.2 This is a gross lease and all other charges such as utilities, insurance, real property taxes shall be included in rental payments.

      2.1 TERM. The term of this Lease shall be one (1) year, commencing April 1, 1986.

      2.2 LEASE YEAR. "Lease Year" shall mean each twelve (12) month period, beginning with the first day of the term of the Lease, and each yearly anniversary thereof, provided that the beginning date of the term of this Lease is on the first of the month.
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      3.1 WAIVER OF SUBROGATION. The parties hereto desire to eliminate the right of either party to assign by way of subrogation, to any insurance company carrying insurance on their respective properties, any cause of action which any of the parties hereto may have against the other party, because of negligence, resulting in any loss to property which is thus insured, and now, therefore, it is agreed by the parties hereto as follows:

            (a) Lessor and Lessee each mutually waive and relinquish any and all rights and release the other from any claims for loss or damage which they, or it, might have against the other on account of any claims for loss or damage to property owned by it or them caused by the alleged negligence of the other party, or their or its employees or persons on the within demised premises and common area facilities by permission of the other party, as to which loss or damage the party suffering the same is protected by insurance coverage and as to which the party suffering the same is reimbursed by an insuror.

            (b) Each of the parties hereto will use good faith efforts to procure from the carrier of the insurance on its property an endorsement on all its policies of insurance carried by it, substantially in the following language:

            "It is hereby stipulated that this insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described herein or affected thereby."

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      4.1 MAINTENANCE OF PREMISES. It is agreed by the parties thereto as follows:

            (a) Except as otherwise provided in this Lease, Lessee agrees to maintain and to make all necessary repairs to the demised premises, and to keep the demised premises and all improvements in the same condition as of the date it takes possession excepting reasonable wear and tear.

            (b) Lessee further covenants to operate and keep the demised premises in clean and sanitary condition according to all applicable laws and codes.

            (c) Lessee shall maintain and keep in good condition for the term of this Lease and renewals thereof, the driveways and parking areas.

            (d) Lessee agrees that it will make no structural changes or alterations in the building on the demised premises without first obtaining the written consent of the Lessor. The Lessee shall have the right of making such non-structural alterations in and about the demised premises as Lessee may determine are desirable in connection with its business operation under this Lease.

            (e) Lessor agrees to make all necessary structural repairs and repairs to the exterior roof as needed.

      5.1 DAMAGE OR DESTRUCTION AND RESTORATION OF FIRE OR CASUALTY DAMAGE. If the demised premises shall be damaged or destroyed by fire or other casualty, Lessor at Lessor's sole cost and expense, shall promptly and diligently proceed to repair, rebuild or replace such building or other improvements, so as to restore them to the condition in which they were immediately prior to such damage or destruction. During any period of reconstruction to the extent

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that the leased premises are not usable by the Lessee, the rents shall be abated for that portion of the building.

      6.1 DEFAULTS: REMEDIES. Defaults. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee.

            (a) The vacating and abandonment of the premises by Lessee.

            (b) The failure of Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Lessor to Lessee.

            (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Paragraph (b) above, where such failure shall continue for a period of thirty (30) days provided that Lessee shall not be deemed to be in default if more than 30 days is required to cure such default and Lessee commences such cure within said (30) day period and thereafter diligently prosecutes such cure to completion; provided further, that if the nature of Lessee's default is such that it is not reasonably susceptible of being cured, Lessee shall be deemed to be in default immediately after written notice thereof has been given by Lessor to Lessee.

            (d) (i) The making by Lessee of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee for a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's

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assets located at the demised premises or of Lessee's interest in the Lease, where possession is not restored to Lessee within (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the demised premises or of Lessee's interest in the Lease, where such seizure is not discharged within (30) days.

            (e) The levy under execution upon the leasehold interest of Lessee or the attachment thereof by process of law, provided such levy or attachment is not discharged or stayed by appeal or otherwise within a period of sixty (60) days.

            (f) The recording of this instrument as set forth in Paragraph 13.2 herein.

      6.2 RIGHT TO CURE DEFAULTS. If Lessee shall fail to comply fully with any of its obligations under this Lease (including, without limitation, its obligations to make repairs, comply with all laws, ordinances and regulations and pay all bills for utilities), then Lessor shall have the right, at its option after notice to Lessee (except that in an emergency, notice is not required) to cure such breach at Lessee's expense. Lessee agrees to reimburse Lessor as additional rental for all costs and expenses incurred as a result thereof together with interest thereon promptly upon demand, at a rate equal to the "Prime Rate" (as hereinafter defined) plus one and one half percent (1-1/2%). If, however, payment of interest at such rate by Lessee (or by the Tenant then in possession having succeeded to the Lessee's interest in accordance with the terms of this Lease) should be unlawful, I.E., violative of the usury statutes or otherwise, then "interest" shall, as against such party, be computed at the maximum lawful rate payable by such party. "Prime Rate" shall mean the rate being charged at the time in question by Michigan National Bank (Lansing Office) for short-term (90 day) unsecured loans made to its preferred customers.

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      7.1 COVENANT OF QUIET ENJOYMENT. Lessor covenants that Lessee, upon performing its covenants and agreements herein set forth, shall and may peacefully and quietly have, hold and enjoy demised premises during the term hereof and any renewal terms.

      8.1 RETURN OF PREMISES AT EXPIRATION OF LEASE. Lessee agrees upon termination hereof, to return demised premises to Lessor in as good condition as the same are or may be put by either party, reasonable wear and tear excepted.

      9.1 EMINENT DOMAIN. If the whole of the leased premises shall be taken by any public authority under the power of eminent domain, the lease term shall cease as of the day possession shall be taken by such public authority, and Lessee shall pay rent up to that date with an appropriate refund by Lessor of such rent as may have been paid in advance for any period subsequent to the date possession is taken. If less than all of the leased premises shall be so taken, the lease shall cease only on the parts so taken as of the day possession shall be taken by such public authority; and Lessee shall pay rent up to that day with appropriate refund by Lessor of such rent as may have been paid in advance for any period subsequent to the date possession is taken and thereafter the rental shall be equitably adjusted. Lessor shall, at its expense, make all necessary repairs or alterations to the basic building and exterior work so as to constitute the remaining premises a complete architectural unit, provided that Lessor shall not be obligated to undertake any such repairs and alterations if the cost thereof exceeds the award. If the leased premises so taken leaves space no longer suitable for Lessee for the purposes set forth in this Lease, then the lease term shall cease and Lessee shall pay rent up to the day possession is taken, with an appropriate refund by Lessor of such rent as may have been paid in advance for any period subsequent to the date of

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the taking of possession. If more than twenty-five percent (25%) of the floor area of the building in which the leased premises are located shall be taken under the power of eminent domain, Lessor may, by 60 days' advance notice in writing to Lessee delivered on or before the day of surrendering possession to the public authority, terminate this Lease and rent shall be paid or refunded as of the date of termination. Compensation awarded for any taking under the power of eminent domain, whether for the whole or a part of the leased premises, shall be the property of Lessor.

      10.1 OPTION TO RENEW. Provided this lease is not in default, Lessor, at its sole discretion, may provide an option to renew this Lease for an additional three (3) year term on the same terms and conditions as provided herein, except that increases in the operating cost of utilities, property taxes and insurance over the base year rental period will be passed on to Lessee.

      11.1 ESTOPPEL CERTIFICATE.

            (a) Lessee shall, at any time upon not less than ten (10) days prior written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and stating the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of the Lessor hereunder, or specifying such defaults if any care claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrance of the premises.

            (b) Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be

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represented in good faith by Lessor, (ii) that not more than one month's rent has been paid in advance, (iii) that there are no uncured defaults in Lessor's performance.

      11.2 RECORDING. Lessee shall not record this Lease without Lessor's prior written consent and such recordation shall, at the option of Lessor, constitute a noncurable default of Lessee hereunder. Either party shall, upon request of the other, execute, acknowledge and deliver to the other, a "short form" memorandum of this Lease for recording purposes.

      11.3 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessor or Lessee shall be deemed both a covenant and a condition.

      11.4 ATTORNEY'S FEES. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action shall be entitled to recover reasonable attorney's fees as fixed by the Court.

      11.5 HOLDING OVER. If Lessee remains in possession of the premises or any part thereof after the expiration of the term hereof, without the express consent of Lessor, such occupancy shall be a tenancy from month to month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy.

      11.6 CORPORATE AUTHORITY. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Lessee is a corporation, Lessee shall, within (30) days after

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execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

      12.1 USE. Lessee agrees that, unless and to the extent that Lessee shall obtain Lessor's prior written approval, Lessee will not use or allow to be used, the demised premises, for any purpose other than Warehousing, subject, however, to zoning ordinances, all rules, regulation, laws, ordinances, statutes and requirements of all governmental authorities and the Board of Fire Insurance Underwriters, and any similar bodies, having jurisdiction thereof, which Lessee agrees to comply with at its sole cost and expense, and such conditions, restrictions and other encumbrances, if any, to which the demised premises are subject at the time of execution and delivery of this Lease.

      13.1 CONDITION OF PREMISES. Lessee hereby accepts the demised premises in their condition existing as of the date of the execution hereof, except for completion of construction to Lessee's satisfaction, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the suitability of the demised premises for the conduct of Lessee's business. Lessee agrees to accept the parking lots and roadways in their present condition. Lessor has the right to pave the parking lots and roadways at its sole discretion.

      14.1 LESSOR DEFINED. The term "Lessor" as used in this Lease means only the owner or the mortgagee in possession for the time being of the demised premises, or the owner of a lease of the land of the demised premises, and/or the buildings and improvements thereon, so that in the event of and upon any assignment, sale of demise of Lessor's interest in the demised premises,

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Lessor shall be and hereby is entirely freed and relieved of all obligations of
Lessor hereunder, except obligations accrued prior to the effective date of such assignment, provided that the assignee, or purchaser assumes and agrees to observe and perform all obligations of Lessor hereunder, and provided further that the then Lessee is given notice of such assignment, sale or lease.

      15.1 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be served personally or by certified mail, return receipt requested or Proof of Mailing addressed to Lessor and Lessee respectively at the addresses set forth on the first page of this Lease.

      16.1 MORTGAGES. Lessee agrees to execute any instrument to evidence priority or subordination of this Lease over, or to any mortgage or deed of trust from time to time as may be required by Lessor, provided that in the event of subordination, the Mortgagee or Trustee under any such mortgage or deed of trust shall acknowledge the validity of this Lease, and agree to provide for its continuance and not to disturb Lessee's possession so long as the Lessee is not in default hereunder.

      17.1 CONTENTS INSURANCE. Lessee shall carry, at its own expense, all fire and casualty insurance on its own fixtures, equipment and inventory located on the leased premises.

      18.1 ASSIGNMENT AND SUBLETTING. Lessee shall not have the right to sublease the premises or assign its rights under this Lease in whole or in part without Lessor's prior written consent (which will not be unreasonably withheld) first obtained. Notwithstanding any such sublease or assignment, however, the Lessee named herein and all assignees of its interest hereunder

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shall remain liable for the performance of all Lessee's obligations contained in this Lease unless released in writing.

      18.2 ASSIGNMENT BY LESSOR. The Lessor shall have the right to assign its rights under this Lease in whole or in part and/or sell, or transfer its estate in the demised premises, subject to all of the Lessee's rights and interests hereunder.

      19.1 ADVERTISING DISPLAY. Lessor and Lessee agree that all signs and advertising displayed outside of the demised premises shall be only that which advertises the business carried on upon the demised premises, and that Lessor shall control the location, character and size thereof, and that no sign shall be displayed excepting such as shall be approved in writing by Lessor, all such approvals not to be unreasonably withheld.

      20.1 BINDING EFFECT. This agreement shall be binding upon and the benefits hereof shall insure to the heirs, successors and assigns of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed this 1st day of April, 1986.

WITNESS:                                  LESSOR:

_____________________________             _____________________________
                                          Robert Powers, K & P Warehouse #1

_____________________________             _____________________________

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                                          LESSEE:

_____________________________             _____________________________
                                          Gordon Kamstra, Quality Trane

_____________________________             _____________________________

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                            SECOND AMENDMENT TO LEASE

      THIS SECOND AMENDMENT TO LEASE is made this __________ day of May, 1992, between ROBERT J. POWERS, d/b/a K & P WAREHOUSE #1, whose address is 3395 Kraft Avenue, S.E., Grand Rapids, Michigan 49512, as Lessor, and QUALITY AIR HEATING & COOLING, INC., a Michigan corporation, whose address is 3395 Kraft Avenue, S.E., Grand Rapids, Michigan 49512, as Lessee, with reference to the following:

                                    RECITALS

      A. Lessor and Lessee (then known as Quality Trane Heating and Cooling, Inc.) entered into a Lease Agreement dated April 1, 1986 for premises (the "Premises") located at 3395 Kraft Avenue, S.E., Grand Rapids, Michigan (the "Lease Agreement").

      B. The Lease Agreement was amended by an amendment dated April 1, 1990 (the "First Amendment").

      C. Underlying Michigan Strategic Fund bond issues with respect to the Premises and contiguous premises commonly known as 3427 Kraft Avenue, S.E., Grand Rapids, Michigan are being refunded. The refunding bond issue is known as the "Michigan Strategic Fund Adjustable Rate Demand Limited Obligation Revenue Refunding Bonds K & P Warehouse Project" dated as of May 1, 1992" (the "Bonds"). This Second Amendment is made in connection with the issuance of the Bonds.

                                    AGREEMENT

      In consideration of their mutual covenants, the parties agree as follows:

      1. Lessor and Lessee hereby cancel the First Amendment and agree that the First Amendment is of no effect.

      2. The first sentence following the word "Witnesseth" in the Lease Agreement is deleted in its entirety and the following is inserted in its place:

            Lessor, in consideration of Lessee's covenants and agreements herein contained, has demised and leased, and by these presents does demise and lease unto Lessee premises located at 3395 Kraft Avenue, S.E., Grand Rapids, Michigan (the "Premises") and premises located at 3427 Kraft Avenue, S.E., Grand Rapids, Michigan ("Property No. 2"). The parties acknowledge that the rights of Lessee with respect to Property No. 2 are subject to the rights of Envirotronics, Inc., a Michigan corporation, as lessee under a lease dated September 14,

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            1987 between K & P Warehouse No. 2, as lessor, and Envirotronics,
            Inc., as lessee, as such lease may be amended or renewed (the "Second Lease") for a portion of Property No. 2.

      3. Paragraph 1.1 of the Lease Agreement is deleted in its entirety and the following is inserted in its place:

            Lessee covenants and agrees to pay to Lessor as monthly rental during the term of the Lease, for the Premises and for Property No. 2 the greater of (a) Eighteen Thousand Four Hundred and 00/100 Dollars ($18,400) or (b) one-twelfth (1/12) of the sum of (i) all costs and charges required to be paid by Lessor under this Agreement and by the lessor under the Second Lease, on an annualized basis, including without limitation, utilities, insurance, real property taxes, and repairs required to be made by Lessor under this Agreement and by the lessor under the Second Lease, and (ii) the scheduled annual debt service, including principal and interest, required to be paid on the Bonds, as this amount may change from time to time. Rental shall be payable in advance on the first day of each month during the term of this Lease Agreement.

      4. Paragraph 2.1 is deleted in its entirety and the following is inserted in its place:

            The remaining term of this Lease shall be thirteen (13) years, commencing May 1, 1992 and terminating April 30, 2005.

      5. Paragraph 10.1 of the Lease Agreement is deleted in its entirety.

      6. This Second Amendment to Lease Agreement shall be effective as of May 1, 1992.

      7. As modified by this Second Amendment to Lease, the Lease Agreement is ratified and affirmed.

                                    ROBERT J. POWERS, d/b/a
                                    K & P WAREHOUSE NO. 1, Lessor


                                    _________________________________
                                    Robert J. Powers

                                       -2-
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                                    QUALITY AIR HEATING & COOLING,
                                    INC., Lessee


                                    _________________________________
                                    Robert J. Powers, President

                                       -3-
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April 1, 1990

This agreement made and entered into this first day of April, 1990 by Robert Powers DBA K & P Warehouse #1, Grand Rapids, MI 49508 herein after called "lessor," and Quality Air Heating and Cooling, Inc., Grand Rapids, MI 49508 herein after called "lessee."

                                   WITNESSETH

Both Parties agree to extend the terms of the lease dated April 1, 1986 with the following modifications:

      A.    Lessor's name is to be Quality Air Heating & Cooling, Inc.

      B. The term of this lease shall be one (1) year, commencing April 1, 1990.

      C.    Rental shall be $220,800 payable in monthly installments of $18,400.

      D. Option to renew this lease for an additional three (3) year term shall be granted on the same terms and conditions as paragraph 10.1 of the original lease agreement.

In witness whereof, the parties here to have caused this instrument to be executed this 1st day of April, 1990.

Witness:                            Lessor:


__________________________          _________________________________
                                    Robert Powers, K & P Warehouse #1

                                    Lessor:

__________________________          _________________________________
                                    Robert Powers,
                                    Quality Air Heating & Cooling, Inc.